Exhibit 10.3

PRIVATE PLACEMENT CLASS A COMMON STOCK PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT CLASS A COMMON STOCK PURCHASE AGREEMENT, dated as of October 13, 2020 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and among 5:01 Acquisition Corp., a Delaware corporation (the “Company”), and 5:01 Acquisition LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering (the “Public Offering”) of up to 9,200,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share.

WHEREAS, in connection with the Public Offering, the Company intends to sell to the Purchaser, and the Purchaser intends to purchase, up to 384,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (each, a “Private Placement Share”).

WHEREAS, the number of Private Placement Shares to be purchased by the Purchaser is correlated to the amount of underwriting discounts or commissions payable by the Company to the underwriter upon completion of the Public Offering.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

1.                   Authorization, Purchase and Sale; Terms of the Private Placement Shares.

a.                  Authorization of the Private Placement Shares. The Company has duly authorized the issuance and sale of the Private Placement Shares to the Purchaser.

b.                  Purchase and Sale of the Private Placement Shares. On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 360,000 Private Placement Shares at a price of $10.00 per share for an aggregate purchase price of $3,600,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to in the following amounts: (i) $2,000,000 to the Company at a financial institution to be chosen by the Company, and (ii) $1,600,000 to the trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee, in each case in accordance with the Company’s wiring instructions at least one business day prior to the closing date of the Public Offering. On the Initial Closing Date, the Company, shall either, at its option, deliver certificates evidencing the Private Placement Shares purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form. On the date of the consummation of the closing of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to an aggregate of 24,000 Private Placement Shares, in the same proportion as the amount of the over-allotment option that is exercised, at a price of $10.00 per share for an aggregate purchase price of up to $240,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Trust Account in accordance with the Company’s wiring instructions, at least one (1) business day prior to any Over-allotment Closing Date. On the Over-allotment Closing Date, upon the payment by the Purchaser of the Over-allotment Purchase Price payable by them by wire transfer of immediately available funds to the Company, the Company shall either, at its option, deliver certificates evidencing the Private Placement Shares purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

c.                   Terms of the Private Placement Shares.

i.                        The Private Placement Shares shall be subject to a letter agreement, dated as of the date hereof, by and among the Purchaser, the Company and certain of the Company’s directors and officers party thereto (a “Letter Agreement”).

ii.                        At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration and stockholder rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Shares.

2.                   Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Shares, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

a.                   Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Letter Agreement.

b.                  Authorization; No Breach.

i.                     The execution, delivery and performance of this Agreement and the Private Placement Shares have been duly authorized and approved by the Company as of each Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

ii.                     The execution and delivery by the Company of this Agreement and the Private Placement Shares, the issuance and sale of the Private Placement Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption, action, notice, declaration or filing, in each case, by or to any court or administrative or governmental body or agency pursuant to the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

c.                   Title to Private Placement Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Private Placement Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, each Purchaser will have good title to the Private Placement Shares purchased by it, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, including without limitation the Letter Agreement, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of either Purchaser.

d.                  Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

e.                   Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

3.                   Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Shares to the Purchaser, the Purchaser hereby, severally and not jointly, represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

a.                   Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

b.                  Authorization; No Breach.

i.                        This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

ii.                        The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of, or (e) require authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

c.                   Investment Representations.

i.                        The Purchaser is acquiring the Private Placement Shares for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

ii.                       The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D of the Securities Act, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

iii.                     The Purchaser understands that the Private Placement Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Private Placement Shares.

iv.                       The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

v.                        The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Private Placement Shares which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Private Placement Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Placement Shares.

vi.                       The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Shares or the fairness or suitability of the investment in the Private Placement Shares by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Shares.

vii.                      The Purchaser understands that: (a) the Private Placement Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Private Placement Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While the Purchaser understands that Rule 144, as promulgated under the Securities Act (“Rule 144”), is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

viii.                    The Purchaser has knowledge and experience in financial and business matters, understands the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Shares and is able to bear the economic risk of an investment in the Private Placement Shares in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Private Placement Shares. The Purchaser can afford a complete loss of its investment in the Private Placement Shares.

ix.                      Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigation. The Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to Section 2 of this Agreement and the Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

x.                        The Purchaser understands that the Private Placement Shares shall bear the following legend and appropriate “stop transfer restrictions”:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCKUP.”

4.                   Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Shares are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

a.                   Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

b.                  Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

c.                   No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Letter Agreement.

d.                  Letter Agreement and Registration Rights Agreement. The Company shall have entered into the Letter Agreement and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

e.                   Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Shares hereunder.

5.                   Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

a.                   Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

b.                   Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

c.                   No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Letter Agreement.

d.                  Letter Agreement. The Company shall have entered into the Letter Agreement on terms satisfactory to the Company.

6.                   Miscellaneous.

a.                   Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to its affiliates (including, without limitation, one or more of its members).

b.                  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

c.                   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

d.                  Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

e.                   Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

f.                    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

7.                   Termination. This Agreement may be terminated at any time after December 31, 2020 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
5:01 ACQUISITION CORP., a Delaware corporation

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Co-Chief Executive Officer

PURCHASER:
5:01 ACQUISITION LLC, a Delaware limited liability company

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Manager

[Signature Page to Private Placement Class A Common Stock Purchase Agreement]